EXHIBIT 99.1


RFS PARTNERSHIP, L.P. TERMINATES SEC REPORTING OBLIGATION

Orlando, FL August 14, 2003 - RFS Partnership, L.P. announced today that on August 14, 2003, it filed with the Securities and Exchange Commission a Certification and Termination of Registration on Form 15, terminating the Partnership's obligation to file reports with the Commission under the Securities Exchange Act of 1934, as amended.

         Although the filing of the Form 15 terminates the Partnership's obligation to file reports under the Act, the Partnership intends to voluntarily continue filing certain reports with the Commission, in accordance with its obligation to do so set forth in that certain Indenture, by and among the Partnership, RFS 2002 Financing, Inc., CNL Rose Acquisition Corp., RFS Leasing VII, Inc. and U.S. Bank, N.A., dated as of February 26, 2002. Section 4.3 of the Indenture provides, in pertinent part, as follows:

         Whether or not the Company [the Partnership] and the Parent [CNL Rose Acquisition Corp., as successor in interest to RFS Hotel Investors, Inc.] are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company and the Parent shall deliver or make available to the Trustee (and if the Company and the Parent are not subject to such reporting requirements, to each Holder of Notes), within five days after the Company and the Parent are or would have been (if the Company and the Parent were subject to such reporting obligations) required to file such statements with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if the Company and the Parent were subject to the requirements of
         Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the Commission shall not accept such reports, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this release relating to RFS Partnership, L.P.'s intention to voluntarily continue filing certain reports with the Securities and Exchange Commission are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events and involve risks and uncertainties that could cause actual results to differ materially. RFS Partnership, L.P. disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although RFS Partnership, L.P. believes its current expectations are based upon reasonable assumptions,

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RFS Partnership, L.P. can give no assurance that expectations will be attained or that actual results will not differ materially.